News Release | For Distribution

Exhibit 99.1

Zix Corporation Second Quarter 2012 Sets Record for New Sales

Company exceeds EPS guidance and meets revenue guidance

DALLAS — July 24, 2012 — Zix Corporation (ZixCorp), (NASDAQ: ZIXI), the leader in email encryption services, today announced financial results for the second quarter ended June 30, 2012.

Second Quarter 2012 Financial Highlights

•	Second quarter new first year orders of $2.5 million, a 22% year-over-year increase and an all-time quarterly sales record for ZixCorp

•	Second quarter revenue of $10.3 million, an increase of 9.7%, year-over-year, the Company’s 14th consecutive quarterly record in revenue

•	Second quarter GAAP net income of $0.04 per share, an increase of 10.1%, year-over-year (1)

•	Second quarter Non-GAAP net income of $0.05 per share, an increase of 22.9%, year-over-year (1)

•	The Company generated approximately $5 million in cash flow from operations, an increase of $2.5 million, year-over-year

•

Cash, cash equivalents and commercial paper investments totaled $18.8 million, an increase of $0.8 million compared to the March 31, 2012, ending cash balance, reflecting a record quarter for cash from operations offset by cash used for share repurchases

“The strong increase in new first year orders during the quarter reflects the increased activity we are seeing in the email encryption market,” said Rick Spurr, ZixCorp’s Chairman and Chief Executive Officer. “To expand our opportunities for future growth and further build on our industry leadership, we are also increasing our investments in new products that will be released in 2013. We are very excited about the growth in our current email encryption business and opening additional new opportunities with a broader set of offerings in the data protection space.”

Second Quarter 2012 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share and % data	Q2 2012	Q2 2011	% or $ Change (1)
Revenue	$10.3	$9.4	9.7%
GAAP Gross Profit	$8.5	$7.7	11.2%
GAAP Net Income	$2.6	$2.6	1.0%
GAAP Net Income Per Share – Diluted	$0.04	$0.04	10.1%
Non-GAAP Adjusted Gross Profit(2)	$8.6	$7.7	11.4%
Non-GAAP Adjusted Net Income (2)	$3.1	$2.7	12.8%
Non-GAAP Adjusted Net Income Per Share-Diluted (2)	$0.05	$0.04	22.9%
Adjusted EBITDA (2) (3)	$3.5	$3.0	13.6%
Adjusted EBITDA Margin (2) (3)	33.5%	32.3%	1.2	pt
New First Year Orders	$2.5	$2.0	22.0%
Total Orders	$13.6	$12.5	8.6%
Bookings Backlog (4)	$55.5	$52.6	5.6%

(1)	Changes are based on actuals versus numbers shown in the columns which may reflect rounding
(2)	A reconciliation of GAAP to Non-GAAP adjusted results is attached to this press release and is available on our investor relations Web site at http://investor.zixcorp.com
(3)	Adjusted earnings before interest, taxes, depreciation and amortization
(4)	Service contract commitments that represent future revenue to be recognized as the services are provided

Business Highlights

•

ZixCorp unveiled ZixGateway® 4.4 with an enhanced administration dashboard and unique reporting capabilities. The new dashboard combined a modern look and feel with convenient navigation. New reporting capabilities improved visibility into outbound and inbound message data, which enables customers to better understand their email exchange, their use of email encryption and how they are complying with corporate policies and government regulations.

•

ZixCorp announced the addition of message recall and two-factor authentication in the latest release of ZixPort®. The new features will offer compliance and security officers increased control and flexibility of encrypted email messages.

Outlook

For the third quarter, the Company forecasts revenue to be between $10.8 million and $11.0 million and fully diluted adjusted earnings per share to be $0.04. For the full year, the Company now expects revenue to be $42 million to $43 million, tightening its guidance toward the high end of its earlier forecast. The Company also issues new guidance for fully diluted Non-GAAP adjusted earnings per share of $0.16 to $0.17 for the full year, due to new product development investments and to a lesser extent increased investments in sales and marketing.

Conference Call Information:

The Company will discuss its financial results and outlook on a conference call on Tuesday, July 24, 2012, at 5 p.m. ET. A live webcast of the conference call will be available on our investor relations Web site at http://investor.zixcorp.com. Alternatively, participants can access the conference call by dialing 1-866-314-5050 (U.S. toll-free) or 1-617-213-8051 (international) at least 15 minutes before the call and entering access code 97036128. An audio replay of the conference will be available until Aug. 1, 2012, by dialing 1-888-286-8010 (U.S. toll-free) or 1-617-801-6888 (international) and entering the access code 41852901. An archive for the webcast will also be available on the ZixCorp investor relations Web site.

About Zix Corporation

Zix Corporation (ZixCorp) provides the only email encryption services designed with your most important relationships in mind. Many of the most influential companies and government organizations use the proven ZixCorp® Email Encryption Services, including WellPoint, the SEC, and more than 1,500 hospitals and 1,800 financial institutions. ZixCorp Email Encryption Services are powered by ZixDirectory®, the largest email encryption community in the world. The tens of millions of ZixDirectory members can feel secure knowing their most important relationships are protected. For more information, visit www.zixcorp.com.

SOURCE Zix Corporation

Contacts

ZixCorp Investor Relations: Charles Messman (323) 468-2300, zixi@mkr-group.com

Public Relations: Taylor Stansbury (214) 370-2134, tstansbury@zixcorp.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of revenue or earnings, product development, sales and marketing investments or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to ZixCorp on the date this release was issued. ZixCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to how privacy and data security law mandates may affect demand for email encryption and ZixCorp’s ability to obtain and retain customers and grow revenues. Other risks or uncertainties include those related to development, implementation and acceptance of new products and services. ZixCorp may not succeed in addressing these and other risks. Further information regarding factors that could affect ZixCorp financial and other results can be found in the risk factors section of ZixCorp’s most recent filing on Form 10-K with the Securities and Exchange Commission.

ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2012 (unaudited)	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$18,787,000	$20,680,000
Receivables, net	672,000	704,000
Prepaid and other current assets	1,774,000	1,422,000
Deferred tax assets	1,434,000	1,551,000

Total current assets	22,667,000	24,357,000
Property and equipment, net	2,191,000	2,228,000
Goodwill	2,161,000	2,161,000
Deferred tax assets	48,869,000	48,806,000
Other assets	—	—

Total assets	$75,888,000	$77,552,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,634,000	$2,292,000
Deferred revenue	17,599,000	16,568,000

Total current liabilities	20,233,000	18,860,000
Long-term liabilities:
Deferred revenue	1,002,000	795,000
Deferred rent	110,000	140,000

Total long-term liabilities	1,112,000	935,000

Total liabilities	21,345,000	19,795,000
Total stockholders’ equity	54,543,000	57,757,000

Total liabilities and stockholders’ equity	$75,888,000	$77,552,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues	$10,343,000	$9,431,000	$20,644,000	$18,702,000

Cost of revenues	1,812,000	1,756,000	3,667,000	3,573,000

Gross profit	8,531,000	7,675,000	16,977,000	15,129,000
Operating expenses:
Research and development	1,465,000	1,292,000	2,942,000	2,605,000
Selling, general and administrative	4,370,000	3,796,000	8,700,000	7,556,000

Total operating expenses	5,835,000	5,088,000	11,642,000	10,161,000

Operating income	2,696,000	2,587,000	5,335,000	4,968,000
Operating margin	26%	27%	26%	27%

Other income, net	5,000	19,000	10,000	61,000

Income before income taxes	2,701,000	2,606,000	5,345,000	5,029,000
Income tax (expense) benefit	(58,000)	11,000	(276,000)	(13,000)

Net income	$2,643,000	$2,617,000	$5,069,000	$5,016,000

Basic income per common share:	$0.04	$0.04	$0.08	$0.08

Diluted income per common share:	$0.04	$0.04	$0.08	$0.07

Shares used in per share calculation—basic	61,103,342	65,208,875	62,063,059	66,190,442

Shares used in per share calculation—diluted	61,721,859	67,280,939	62,743,297	68,638,470

Note: EPS totals off due to rounding

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Operating activities:
Net income	$5,069,000	$5,016,000
Non-cash items in net income	1,177,000	891,000
Changes in operating assets and liabilities	1,231,000	(6,000)

Net cash provided by operating activities	7,477,000	5,901,000

Investing activities:
Purchases of property and equipment	(622,000)	(755,000)
(Purchase) sale of commercial paper	—	(2,290,000)

Net cash used in investing activities	(622,000)	(3,045,000)

Financing activities:
Proceeds from exercise of stock options	252,000	1,610,000
Proceeds from exercise of warrants	—	724,000
Payment of license subscription note payable	—	(68,000)
Purchase of Treasury Stock	(9,000,000)	(14,912,000)

Net cash used in financing activities	(8,748,000)	(12,646,000)

Decrease in cash and cash equivalents	(1,893,000)	(9,790,000)
Cash and cash equivalents, beginning of period	20,680,000	24,619,000

Cash and cash equivalents, end of period	$18,787,000	$14,829,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Three Months Ended June 30,		Six Months Ended June 30,
			2012	2011	2012	2011
Revenue:
GAAP revenue			$10,343,000	$9,431,000	$20,644,000	$18,702,000

Gross profit:
GAAP gross profit			$8,531,000	$7,675,000	$16,977,000	$15,129,000
Stock-based compensation charges (1)	(A	)	31,000	12,000	56,000	24,000

Non-GAAP adjusted gross profit			$8,562,000	$7,687,000	$17,033,000	$15,153,000

Operating income:
GAAP operating income			$2,696,000	$2,587,000	$5,335,000	$4,968,000
Stock-based compensation charges (1)	(A	)	257,000	98,000	465,000	217,000
Non-recurring litigation costs (2)	(B	)	178,000	—	336,000	—

Non-GAAP adjusted operating income			$3,131,000	$2,685,000	$6,136,000	$5,185,000

Net income:
GAAP net income			$2,643,000	$2,617,000	$5,069,000	$5,016,000
Stock-based compensation charges (1)	(A	)	257,000	98,000	465,000	217,000
Non-recurring litigation costs (2)	(B	)	178,000	—	336,000	—
Income tax impact	(C	)	(15,000)	—	54,000	4,000

Non-GAAP adjusted net income			$3,063,000	$2,715,000	$5,924,000	$5,237,000

Diluted net income per common share:
GAAP net income			$0.04	$0.04	$0.08	$0.07
Adjustments per share	(A-C	)	$0.01	$0.00	$0.01	$0.01

Non-GAAP adjusted net income			$0.05	$0.04	$0.09	$0.08

Shares used to compute Non-GAAP adjusted net income per share—diluted			61,721,859	67,280,939	62,743,297	68,638,470

Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(D	)
Net income			$2,643,000	$2,617,000	$5,069,000	$5,016,000
Income tax provision			58,000	(11,000)	276,000	13,000
Interest expense			1,000	3,000	1,000	7,000
Depreciation expense			326,000	341,000	659,000	672,000

EBITDA			3,028,000	2,950,000	6,005,000	5,708,000
Adjustments:
Share-based compensation expense	(A	)	257,000	98,000	465,000	217,000
Non-recurring litigation costs	(B	)	178,000	—	336,000	—

Adjusted EBITDA			$3,463,000	$3,048,000	$6,806,000	$5,925,000

Adjusted EBITDA margin			33.5%	32.3%	33.0%	31.7%
(1) Stock-based compensation charges are included as follows:
Cost of revenues			$31,000	$12,000	$56,000	$24,000
Research and development			25,000	13,000	47,000	26,000
Selling, general and administrative			201,000	73,000	362,000	167,000
			$257,000	$98,000	$465,000	$217,000
(2) Non-recurring litigation costs are included as follows:
Cost of revenues			—	—	—	—
Selling, general and administrative			178,000	—	336,000	—

			$178,000	$—	$336,000	$—

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see items (A) through (D) on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company's performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Gross profit, Operating income, Net income, Net income per share—diluted, and EBITDA for non-cash stock-based compensation expense, and non-recurring litigation expense to derive Non-GAAP adjusted Gross profit, adjusted Operating income, adjusted Net income, adjusted Net income per share—diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share—diluted and EBITDA.

We do not provide a reconciliation of forward-looking adjusted Non-GAAP earnings per share to GAAP earnings per share. Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude non-recurring items that impact our ongoing business. See items (A) through (C) below for further information on the current quarter's reconciling items.

Items (A) through (D) on the "Reconciliation of GAAP to Non-GAAP Financial Measures" table are listed to the right of certain categories under "Gross profit," "Operating income," "Net income," "Net income per share—diluted" and "EBITDA" and correspond to the categories explained in further detail below under (A) through (D).

(A) Non-cash stock-based compensation charges relating to stock option grants awarded to employees and third-party service providers and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Non-recurring litigation costs. See item (2) on previous page for breakdown of non-recurring litigation costs. The Company’s management excludes these costs when evaluating the ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) The Non-GAAP adjustment to the tax provision represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(D) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation and non-recurring litigation expenses.